UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2012 (January 23, 2012)

SYMBION, INC. (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50574 (Commission File Number)	62-1625480 (IRS Employer Identification No.)

40 Burton Hills Boulevard, Suite 500
Nashville, Tennessee 37215
(Address of principal executive offices) (Zip Code)

(615) 234-5900
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
Effective January 23, 2012, the Board of Directors (the “Board”) of Symbion Holdings Corporation, the parent company of Symbion, Inc. (the “Company”), adopted an amendment (the “Amendment”) to the Symbion Holdings Corporation 2007 Equity Incentive Plan (the “Plan”). The Amendment increases the shares authorized for future grant under the Plan by 2,400,000 shares and expands the authority of the Compensation Committee of the Board to amend the terms of outstanding awards under the Plan without impairing the rights of any affected Plan participant or the holder or beneficiary of any award.
In connection with the adoption of the Amendment, the Board amended the terms for vesting and exercise of certain options previously issued under the Plan, including options held by the Company's named executive officers. The exercise price of all options originally issued on and after August 31, 2007 was reduced to $3.00 per share and the expiration date of such options was extended to January 23, 2022. Outstanding performance vesting options were amended to provide that they will vest upon a liquidity event based on the extent to which Crestview Partners, L.P. and certain related investors receive a target share price for their equity in the Company.

A copy of the Amendment is filed as Exhibit 10 to this Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10	First Amendment to Symbion Holdings Corporation 2007 Equity Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2012                SYMBION, INC.

By:	/s/ Teresa F. Sparks
Teresa F. Sparks
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10	First Amendment to Symbion Holdings Corporation 2007 Equity Incentive Plan